SMITH BARNEY Social Awareness FUnd

Sub-Item 77Q1

Registrants incorporates by reference Registrant's Supplement to the prospectus dated JNUE 28, 2005 filed on June 28, 2005
(Accession No. 0001193125-05-133550)